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                                                                   EXHIBIT 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated January 13, 1997, appearing on page F-2 of Lakehead Pipe Line Partners, L.P. Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report on the balance sheet of Lakehead Pipe Line Company, Inc. dated January 13, 1997, which appears on page F-1 of the Lakehead Pipe Line Partners, L.P. Current Report on Form 8-K dated September 25, 1997. We also consent to the references to us under the headings "Experts," "Independent Accountants" and "Selected Historical Financial and Operating Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Historical Financial and Operational Data."

/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
Minneapolis, Minnesota
October 17, 1997